      As filed with the Securities and Exchange Commission on September 19, 1997

                                         Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                            IDEXX LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

                           --------------------------

     DELAWARE                                                   01-0393723
 (State or other juris-                                      (I.R.S. Employer
 diction of incorpora-                                      Identification No.)
 tion or organization)

                                 ONE IDEXX DRIVE
                             WESTBROOK, MAINE 04092
                                 (207) 856-0300

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             RICHARD B. THORP, ESQ.
                                 General Counsel
                            IDEXX Laboratories, Inc.
                                 One IDEXX Drive
                               Westbrook, ME 04092

                     (Name, Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                              of Agent For Service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                              Proposed           Proposed
                                                               Maximum           Maximum           Amount
                                              Amount          Offering          Aggregate        of Regis-
          Title of Each Class                 to be           Price Per          Offering         tration
     of Securities to be Registered         Registered        Share (1)         Price (1)           Fee
----------------------------------------------------------------------------------------------------------

  Common Stock, $.10 par value(2)....         5,894          $15.125           $89,146.25         $27.01
                                              shares
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sale prices of the Common Stock on the NASDAQ National Market System on September 17, 1997.

(2) Includes the registration of the Preferred Stock Purchase Rights attached to such Common Stock.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                                  5,894 Shares

                            IDEXX LABORATORIES, INC.

                                  Common Stock

                            ------------------------


     The 5,894 shares (the "Shares" ) of common stock, $0.10 par value per share (the "Common Stock"), of IDEXX Laboratories, Inc. ("IDEXX" or the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of a certain stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder." The Shares covered by this Prospectus were issued to the Selling Stockholder as supplemental purchase price pursuant to an asset purchase agreement dated as of January 15, 1992. See "The Asset Purchase Agreement."

     The Shares may be offered by the Selling Stockholder from time to time in transactions on the NASDAQ National Market System, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholder and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                            ------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Stockholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

               The date of this Prospectus is September 19, 1997

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.


                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site at (http:\\www.sec.gov). The Common Stock of the Company is traded on the NASDAQ National Market System. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, copies of which may be obtained upon payment of the fees prescribed by the Commission at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

     (4) The Company's Registration Statement on Form 8-A declared effective on June 2, 1991 registering the Common Stock under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of the Company, One IDEXX Drive, Westbrook, Maine 04092, telephone (207) 856-0300.

                                   THE COMPANY


     IDEXX Laboratories, Inc. (the "Company" or "IDEXX") develops, manufactures and distributes detection and diagnostic products for animal health, food, hygiene and environmental testing applications. The Company also designs, develops and manufactures veterinary practice management software, provides laboratory testing and consulting services to veterinarians and has recently introduced a mail-order pharmacy that supplies human drugs for authorized off-label dispensing by veterinarians. The substantial majority of the Company's revenue is currently derived from the sale of products for animal health diagnostic applications, where the Company believes it holds a leading market position. Building upon its expertise developed in the animal health diagnostic market, IDEXX continues to expand its product and service offerings in the food, hygiene and environmental markets.

     The Company currently offers more than 400 products to customers in more than 50 countries. These products range from single-use, hand-held test kits to laboratory instrument systems designed to produce quantitative readings from hundreds of samples during a single test procedure to approximately 300 dehydrated culture media products. The Company's veterinary products are used to detect and monitor diseases, physiologic disorders, immune status, hormone and enzyme levels, blood chemistry, electrolyte levels, blood cell counts and other substances or conditions in animals. In 1997, the Company acquired two suppliers of practice management computer systems to veterinarians, giving the Company a leading position in that market. The veterinary testing services provided by the Company include laboratory testing services provided in the United States, the United Kingdom and Japan and consulting services of board-certified veterinary medical specialists. The Company's food, hygiene and environmental testing products are used to detect various contaminants in food, food processing environments and water.

     IDEXX has developed leading positions in selected markets by determining user needs for a particular application and by developing products which meet those needs in a cost-effective manner. The Company's customer base includes veterinarians, animal health laboratory managers, technicians and laboratory officials for its veterinary products and services, and quality control personnel, food processors and water laboratory personnel for its food, hygiene and environmental products. Customers' purchasing decisions for IDEXX products and services generally are based on relative accuracy, speed, convenience and cost. The importance of these factors varies according to the specific application for which the product or service is used. For some applications, the customer requires a test which simply yields a positive or negative result or confirms the presence or absence of the substance being tested. For other applications, the customer requires a detection system that can quickly perform a large number of tests and can provide quantitative information as to the levels of infection, contaminant or other substance along with assistance in interpretation of the test result.

     The Company's executive offices are located at One IDEXX Drive, Westbrook, Maine 04092, telephone (207) 856-0300. The Company was incorporated in Delaware in 1983. As used in this Prospectus, the terms "the Company" and "IDEXX" refer to IDEXX Laboratories, Inc., a Delaware corporation, and its wholly-owned subsidiaries, except where the context otherwise requires.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.


                          THE ASSET PURCHASE AGREEMENT

     Pursuant to an Asset Purchase Agreement, dated January 15, 1992 (the "Asset Purchase Agreement"), by and among IDEXX, IDEXX Laboratories Limited, VetTest S.A. ("VetTest"), Industrial Innovation Management S.A., VetTest Marketing Services Limited and Industrial Innovation Management Company, Inc. ("IIM"), IDEXX acquired the blood biochemistry product line of VetTest. The Asset Purchase Agreement required the Company to issue the Shares to VetTest as supplemental purchase price for the assets purchased thereunder under certain circumstances. VetTest has assigned its rights in the Shares to IIM. The number of shares of Common Stock issued to IIM was determined under a formula contained in the Asset Purchase Agreement based on the Company's post-acquisition sales of certain products acquired pursuant to the Asset Purchase Agreement. Under the Asset Purchase Agreement, the Company agreed to register the Shares under the Securities Act and to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Stockholder) in connection with such registration.


                               SELLING STOCKHOLDER


     The following table sets forth the name and the number of shares of Common Stock beneficially owned by the Selling Stockholder as of September 15, 1997, the number of the shares to be offered by the Selling Stockholder pursuant to this Prospectus and the number of shares to be beneficially owned by the Selling Stockholder if all of the Shares are sold as described herein. The Selling Stockholder has not held any position or office with, been employed by, or otherwise had a material relationship with, the Company or any of its predecessors or affiliates since January 1, 1994 (other than as a stockholder of IDEXX).

                                        Number of                    Number of                    Number of
                                        Shares of                    Shares of                    Shares of
                                      Common Stock                    Common                    Common Stock
           Name of                    Beneficially                     Stock                    Beneficially
           Selling                     Owned as of                    Offered                    Owned After
          Stockholder               September 15, 1997                Hereby                      Offering
          -----------               ------------------              ----------                  ------------

     Industrial Innovation
     Company, Inc.                        5,894                        5,894                          0


                              PLAN OF DISTRIBUTION


          The Company will not receive any of the proceeds from this offering. The Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholder or by its pledgees, donees, distributees, or transferees, or other successors in interest. The Shares may be sold hereunder from time to time in transactions on the NASDAQ National Market System; directly to purchasers in negotiated transactions; through the writing of options on the Shares; or a combination of such methods. The Shares may be sold by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; through block trades in which the broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal; transactions in which a broker or dealer purchases as principal for resale for its own account; or through underwriters or agents. The Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions, or concessions from the Selling Stockholder and/or the purchasers of the Shares. The Selling Stockholder will be responsible for payment of any and all commissions to brokers.

          The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered hereby will be the purchase price of such Shares less any broker's commissions.

          The Selling Stockholder and any broker-dealer, agent or underwriter that participates with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          The Company intends to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Stockholder.


                                  LEGAL MATTERS


          The validity of the Shares offered hereby will be passed upon for the Company by Richard B. Thorp, General Counsel of the Company. Mr. Thorp has beneficial ownership of (i) 9,896 shares of Common Stock and (ii) the right to receive up to 90,600 shares of Common Stock upon the exercise of stock options granted to him by the Company, which stock options are or (in periodic installments) will become exercisable through February 4, 2002.

                                     EXPERTS

          The financial statements of the Company incorporated in this Prospectus and the financial statement schedules incorporated in the Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein and therein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

NATURE OF EXPENSE
-----------------

SEC Registration Fee....................................................... $   27.01
Legal .....................................................................         0
Accounting Fees and Expenses...............................................  1,000.00
Listing Fees...............................................................  2,000.00
Miscellaneous..............................................................    972.99
                                                                            ---------
                                             TOTAL                          $4,000.00
                                                                            =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

     Article Ninth of the Company's Certificate of Incorporation provides that no director of the Company shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the limitation of limitation of liability of directors for breach of fiduciary duty.

     Article Thirteenth of the Company's Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment with 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the Director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     Article Thirteenth of the Company's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the GCL is amended to expand the indemnification permitted to Directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

ITEM 16. EXHIBITS.

     See Exhibit Index included immediately preceding the Exhibits to this Registration Statement, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a)       The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED HOWEVER, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on the 19th day of September, 1997.

                                             IDEXX LABORATORIES, INC.



                                             By: /s/ David E. Shaw
                                                ----------------------------
                                             David E. Shaw
                                             Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of IDEXX Laboratories, Inc., hereby severally constitute David E. Shaw, Richard B. Thorp and Scott W. Roberts, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IDEXX Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westbrook, State of Maine, on September 19, 1997.


Signature                                      Title                          Date
---------                                      -----                          ----

/s/ David E. Shaw                      Chairman of the Board of         September 19, 1997
--------------------------------       Directors and Chief
David E. Shaw                          Executive Officer
                                       (Principal Executive
                                       Officer) and Director

/s/ Ralph K. Carlton                   Senior Vice President,           September 19, 1997
--------------------------------       Finance and Administration
Ralph K. Carlton                       and Chief Financial
                                       Officer (Principal
                                       Financial Officer)

/s/ Merilee Raines                     Vice President, Finance          September 19, 1997
--------------------------------       and Treasurer (Principal
Merilee Raines                         Accounting
                                       Officer)


/s/ Erwin F. Workman, Jr., Ph.D.       President, Chief Operating       September 19, 1997
--------------------------------       Officer and Director
Erwin F. Workman, Jr., Ph.D.



/s/ John R. Hesse                      Director                         September 19, 1997
--------------------------------
John R. Hesse



/s/ E. Robert Kinney                   Director                         September 19, 1997
--------------------------------
E. Robert Kinney


/s/ James L. Moody, Jr.
--------------------------------       Director                         September 19, 1997
James L. Moody, Jr.



/s/ Kenneth Paigen, Ph.D.              Director                         September 19, 1997
--------------------------------
Kenneth Paigen, Ph.D.



/s/ William F. Pounds                  Director                         September 19, 1997
--------------------------------
William F. Pounds

                                  EXHIBIT INDEX


Exhibit
Number    Description of Exhibit
------    ----------------------

4.1 Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference from the corresponding exhibit to the Company's Annual Report on Form 10-K dated March 28, 1997)

4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference from the corresponding exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-40447))

4.3 Specimen Common Stock Certificate (incorporated by reference from the corresponding exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-40447))

4.4 Rights Agreement, dated as of December 17, 1996, between the Company and The First National Bank of Boston, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference from the corresponding exhibit to the Company's Registration Statement on Form 8-A dated December 24, 1996 (File No. 0-19271)).

 5        Opinion of Richard B. Thorp, Esq.

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Richard B. Thorp, Esq. (included in Exhibit 5)

 24       Power of Attorney (See Signature Page)